Exhibit 10.10
VITESSE ENERGY, INC.
2022 LONG TERM INCENTIVE PLAN
RESTRICTED STOCK UNIT GRANT NOTICE
(INDEPENDENT DIRECTORS)

Pursuant to the terms and conditions of the Vitesse Energy, Inc. 2022 Long Term Incentive Plan (the “Plan”), Vitesse Energy, Inc., a Delaware corporation (the “Company”), hereby grants to the individual listed below (“you” or the “Participant”) the number of Restricted Stock Units (the “RSUs”) set forth below. This award of RSUs (this “Award”) is subject to the terms and conditions set forth herein and in the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Participant:
Date of Grant:
Total Number of Restricted Stock Units:
Vesting Commencement Date:	__________________
Vesting Schedule:
Subject to Section 2(b) of the Agreement, the Plan and the other terms and conditions set forth herein, the restrictions on a number of the RSUs granted pursuant to this Agreement will expire and such RSUs will vest on the day prior to the next annual meeting of the Company following the Date of Grant; provided, that you remain Participant’s service as a member of the Board remains continuous at all times from the Date of Grant through such vesting date. Shares of Stock will be issued (or a cash payment will be paid) with respect to the RSUs as set forth in Section 4 of the Agreement (which shares of Stock if issued will be transferable and nonforfeitable).

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Restricted Stock Unit Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the Agreement, the Plan or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes as provided above.
    VITESSE ENERGY, INC.

    By:
    Name: Robert W. Gerrity
    Title: Chief Executive Officer

Signature Page to Restricted Stock Unit
Grant Notice and Award Agreement

    PARTICIPANT

    Name: [FULL NAME]

    Date Accepted: __________________________

Signature Page to Restricted Stock Unit
Grant Notice and Award Agreement

EXHIBIT A
RESTRICTED STOCK UNIT AGREEMENT
This Restricted Stock Unit Agreement (together with the Grant Notice to which this Agreement is attached, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between Vitesse Energy, Inc., a Delaware corporation (the “Company”), and [FULL NAME] (the “Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.
1.Award.  In consideration of the Participant’s service as a non-employee director of the Company or its Affiliates and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company hereby grants to the Participant the number of RSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. To the extent vested, each RSU represents the right to receive one share of Stock or an amount of cash equal to the Fair Market Value of one share of Stock, subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan. Unless and until the RSUs have become vested in the manner set forth in the Grant Notice, the Participant will have no right to receive any Stock, cash or other payments in respect of the RSUs. Prior to settlement of this Award, the RSUs and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.
2.Vesting of RSUs.
(a)Except as otherwise set forth in Section 2(b), the RSUs shall vest in accordance with the vesting schedule set forth in the Grant Notice.  If Participant’s service as a non-employee director of the Company or an Affiliate terminates for any reason prior to the vesting of all of the RSUs (but after giving effect to any accelerated vesting pursuant to Section 2(b) below), any unvested RSUs (and all rights arising from such RSUs and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.
(b)Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, the RSUs shall immediately become fully vested upon the occurrence of any of the following: (i) if Participant’s service as a non-employee director terminates because either (y) the Participant is not nominated for reelection to the Board or (z) Participant is not reelected by the stockholders at the next annual meeting of the Company and the Board accepts the resignation of such Participant or (ii) the consummation of a Change in Control.
3.Dividend Equivalents. In the event that the Company declares and pays a dividend in respect of its outstanding shares of Stock and, on the record date for such dividend, the Participant holds RSUs granted pursuant to this Agreement that have not been settled, the Company shall record the amount of such dividend in a bookkeeping account and pay to the Participant an amount in cash equal to the cash dividends the Participant would have received if the Participant was the holder of record, as of such record date, of a number of shares of Stock equal to the number of RSUs held by the Participant that have not been settled as of such record date (the “Dividend Equivalents”), with such payment to be made on or promptly following the date that the Company pays such dividend (however, in no event shall the Dividend Equivalents be paid later than 30 days following the date on which the Company pays such dividend to its shareholders generally.

4.Settlement of RSUs.
(a)Stock will become issuable (which Stock will be fully transferable when issued, except to the extent provided in Section 14 of the Agreement) and Dividend Equivalents payable on the date elected by the Participant on a timely submitted Settlement Election Form, attached hereto as Exhibit B, and, if no such form is timely submitted by the Participant, then on the date of vesting of the Restricted Stock Units (the “Settlement Event”); provided, however, the Committee may determine, in its sole discretion, that all or a portion of RSUs may be settled with a cash payment equal to the Fair Market Value of the shares of Stock being settled in cash, determined as of the Settlement Event. Absent a provision in the Agreement or the Plan to the contrary, Stock (or, if applicable, cash) and Dividend Equivalents with respect to vested Restricted Stock Units will be delivered to you no later than 45 days following the Settlement Event.
(b)All shares of Stock issued hereunder shall be delivered either by delivering one or more certificates for such shares to the Participant or by entering such shares in book-entry form, as determined by the Committee in its sole discretion. If Company settles the RSUs in cash, all of the RSUs subject to this Award shall be canceled and terminated. The value of shares of Stock shall not bear any interest owing to the passage of time. Neither this Section 4 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.
(c)If the Participant is subject to any Company “blackout” policy or other trading restriction imposed by the Company on the date a distribution would otherwise be made pursuant to Section 4(a), such distribution shall be instead made on the earlier of (i) the date that the Participant is not subject to any such policy or restriction and (ii) the date that is one day prior to the date that is two and one-half months following the end of the calendar year in which the vesting date occurred
5.Tax Consequences. The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.
6.Leave of Absence. With respect to the Award, the Company may, in its sole discretion, determine that if the Participant is on a leave of absence for any reason the Participant will be considered to still be providing services for the Company, provided that rights to the RSUs during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.
7.Non-Transferability.  During the lifetime of the Participant, the RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Stock underlying the RSUs have been issued, and all restrictions applicable to such shares have lapsed. Neither the RSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
8.Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of shares of Stock hereunder will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No shares of Stock will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, shares of Stock will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the shares to be issued or (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any shares of Stock hereunder will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance of Stock hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.
9.Legends. If a stock certificate is issued with respect to shares of Stock issued hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate in order to reflect the restrictions set forth in this Agreement and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the SEC, any applicable laws or the requirements of any stock exchange on which the Stock is then listed. If the shares of Stock issued hereunder are held in book-entry form, then such entry will reflect that the shares are subject to the restrictions set forth in this Agreement.
10.Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to any shares of Stock that may become deliverable hereunder unless and until the Participant has become the holder of record of such shares of Stock, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares of Stock, except as otherwise specifically provided for in the Plan or this Agreement.
11.No Right to Continued Service or Awards. Nothing in the adoption of the Plan, nor the award of the RSUs thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Participant the right to continue in service of the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such service relationship at any time. The grant of the RSUs is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.
12.Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
If to the Company, unless otherwise designated by the Company in a written notice to the Participant (or other holder):

Vitesse Energy, Inc.
Attn: General Counsel
        9200 E Mineral Avenue, Suite 200
        Centennial, CO 80112
Telephone: 720-361-2500

        If to the Participant, at the Participant’s last known address on file with the Company.
Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to the Participant when it is mailed by the Company or, if such notice is not mailed to the Participant, upon receipt by the Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.
13.Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.
14.Agreement to Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.
15.Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the RSUs granted hereby; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting or severance agreement between the Company (or an Affiliate or other entity) and the Participant in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.
16.Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.
17.Clawback. Notwithstanding any provision in the Grant Notice, this Agreement or the Plan to the contrary, to the extent required by (a) applicable law, including the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any SEC rule or any applicable securities exchange listing standards or (b) any policy that may be adopted or amended by the Board from time to time, all shares of Stock issued hereunder shall be subject to forfeiture, repurchase, recoupment or cancellation to the extent necessary to comply with such law(s) or policy.
18.Insider Trading Policy. The terms of the Company’s insider trading policy, if any, with respect to shares of Stock are incorporated herein by reference.
19.Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN, EXCLUSIVE OF THE CONFLICT OF LAWS PROVISIONS OF DELAWARE LAW. With respect to any claim or dispute related to or arising under this Agreement, Participant hereby consents to the exclusive jurisdiction, forum and venue of the state and federal courts (as applicable) located in New Castle County, Delaware. The parties hereto waive, to the fullest extent permitted by law, any defenses to venue and jurisdiction in New Castle County, Delaware.
20.Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the Person(s) to whom the RSUs may be transferred by will or the laws of descent or distribution.
21.Headings; References; Interpretation. Headings are for convenience only and are not deemed to be part of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Sections shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” All references to “including” shall be construed as meaning “including without limitation.” Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. All references to “dollars” or “$” in this Agreement refer to United States dollars. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.
22.Counterparts.  The Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of the Grant Notice by facsimile or portable document format (.pdf) attachment to electronic mail shall be effective as delivery of a manually executed counterpart of the Grant Notice.
23.Section 409A. This Agreement is intended to comply with the Nonqualified Deferred Compensation Rules or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under the Nonqualified Deferred Compensation Rules. To the extent that the Committee determines that the RSUs may not be exempt from the Nonqualified Deferred Compensation Rules, then, if the Participant is deemed to be a “specified employee” within the meaning of the Nonqualified Deferred Compensation Rules, as determined by the Committee, at a time when the Participant becomes eligible for settlement of the RSUs upon his “separation from service” within the meaning of the Nonqualified Deferred Compensation Rules, then to the extent necessary to prevent any accelerated or additional tax under the Nonqualified Deferred Compensation Rules, such settlement will be delayed until the earlier of: (a) the date that is six months following the Participant’s separation from service and (b) the Participant’s death. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with the Nonqualified Deferred Compensation Rules and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules.

EXHIBIT B

VITESSE ENERGY, INC. 2022 LONG TERM INCENTIVE PLAN
RESTRICTED STOCK UNIT
TIME OF SETTLEMENT ELECTION FORM
Please complete this Time of Settlement Election Form (this “Form”) and return a signed copy to the General Counsel of Vitesse Energy, Inc. (the “Company”). Any capitalized terms used but not defined in this Form shall have the meaning set forth in the Vitesse Energy, Inc. 2022 Long Term Incentive Plan (the “Plan”), the Restricted Stock Unit Agreement (the “Award Agreement”), or the Grant Notice (the “Grant Notice”).

Name:

NOTE: This Form relates to your initial award of Restricted Stock Units (the “Initial Award”). You will become eligible to participate in the non-qualified deferred compensation plan (within the meaning of the Nonqualified Deferred Compensation Rules) pursuant to which you may defer the settlement of Restricted Stock Units as of the Date of Grant (as defined in the applicable Grant Notice and currently estimated to be [___]1) of the Initial Award. You may complete and return this Form any time prior to [____]2; however, if you wish to defer the settlement of the entire Initial Award you must return the Form no later than the Date of Grant of the Initial Award. If you return this Form after the Date of Grant of the Initial Award but prior to [____]3 you may only defer a pro-rata portion of the Initial Award calculated by multiplying the number of Restricted Stock Units included in the Initial Award by a fraction, the numerator of which is the number of days from the date of your election through the last vesting date for the Initial Award and the denominator of which is the total number of days from the Date of Grant of the Initial Award until the last vesting date for the Initial Award. If you do not wish to make a deferral election, no action is required on your part and the Initial Award will be settled at the time specified in your Award Agreement and Grant Notice.
1.    Settlement of Restricted Stock Units
Irrespective of your election below, the Restricted Stock Units will continue to be subject to the terms of the Plan, the Award Agreement, and the Grant Notice for the Initial Award in addition to this Form. In order to defer the settlement of the Initial Award you must select a settlement date below as of which you will receive the shares of Stock in settlement of the Restricted Stock Units granted as the Initial Award and any Dividend Equivalents that accrued with respect to the Initial Award, if any.
Recognizing that such election is contingent in all respects upon the prior vesting of the Initial Award, I hereby irrevocably elect to receive the Stock and any Dividend Equivalents issuable pursuant to the Initial Award upon the earliest to occur of (i) a separation from service by reason of my death, (ii) a Change in Control (as defined in the Plan and subject to any limitations described in my Grant Notice or Award Agreement), or (select one or both of the following):
1 [NTD: Insert estimated Date of Grant.]
2 [NTD: Insert date that is 30 days following Date of Grant.]
3 [NTD: Insert date that is 30 days following Date of Grant.]
B-1

    Upon ________________ ___, _____, or if such date is not a business day, the first business day following such date.
    On the 60th day following my date of retirement, resignation or removal from the Board of Directors (or, if later, the 60th day following the date I incur a separation from service with the Company, determined in accordance with the Nonqualified Deferred Compensation Rules), or if such date is not a business day, the first business day following such date.
2.    Signature
I understand that my right to settlement of the Stock and Distribution Equivalents pursuant to the Award Agreement and Grant Notice is subject to the rights of the Company’s creditors in the event of the Company’s insolvency. I further understand that this Form will be effective upon the later of (i) the Date of Grant of the Initial Award and (ii) receipt of this Form by the Company and, once effective, shall be irrevocable.
By executing this Form, I hereby acknowledge my understanding of and agreement with the terms and provisions set forth in this Form, the Plan, the Award Agreement, and the Grant Notice.

DIRECTOR        VITESSE ENERGY, INC.

By:         By:

Name:         Name: ___________________________________

Date:         Title: ______________________________________

        Date:
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